EXHIBIT 10.2

SPLIT FEE AGREEMENT

This is a 50%-50% Split Fee Agreement between Technology Resources, Inc. having its principal place of business at 2424 Madrid Avenue, Safety Harbor, Florida 34695 and MRI-SC Falmouth having an address of 314 Gifford Street, Unit 4, Falmouth, MA 02549.

Technology Resources, Inc. and MRI-SC agree that should one party place a candidate provided by the other party, with one of their clients, the resulting placement fee will be split between the parties on a 50%-50% basis. This includes the following types of placements: Direct hire, Temp-to-hire and Consultants.

Both parties agree that they will honor the guarantee policy that each has with their respective clients. In the event of a fall off where the fee must be returned to the client, the party supplying the candidate will immediately return their portion of the collected fee to the party who made the placement for reimbursement to the client. This applies if the check was sent out before the guarantee period is up.

Both parties agree that when a check is received by the other party who made the placement under this agreement, 50% of the fee will be sent to the other party within 48 hours, excluding weekends, along with a copy of the check received from the client.

Both parties agree that they are prohibited from using each other's candidates and client information for the purpose of locating other potential candidates, clients or job orders.

This agreement and the application or interpretations thereof, shall be governed exclusively by the laws of the State of Massachusetts.

Either party upon written notice to the other party may terminate this agreement at any time. However, placement fees resulting from candidates supplied by one party to the other before the termination of this agreement will be split between the two parties if such termination has not occurred.

Should either party cancel this agreement, both parties agree to honor the terms of this agreement related to candidates, clients and job orders for a period of one year from date of termination.

In witness hereof the parties have here unto executed this agreement.

Authorized by: Technology Resources, Inc.

Signature: /s/ EMILY LEE	Date June 10, 2002
Name: Emily Lee, Vice-President
Technology Resources, Inc.
2424 Madrid Avenue
Safety Harbor, FL 34695
727-799-2100
727-723-0383 (fax)
emily@erpjobcenter.net
www.technologyresourcesinc.com
Authorized by: MRI-SC Consultants of Falmouth
Signature: /s/ PAMELA ALDEN	Date 6/10/ 2002
Name: Pamela Alden
CEO
MRI-SC Falmouth
314 Gifford Street, Unit 4
Falmouth, MA 02549
508-640-2146
508-640-1541 (fax)
palden@scfalmouth.com
www.scfalmouth.com